EXHIBIT 16
                                                               ----------






   April 4, 2003




   Office of the Chief Accountant
   SECPS Letter File
   Securities and Exchange Commission
   Mail Stop 9-5
   450 Fifth Street, N.W.
   Washington, D.C.  20549


   Ladies and Gentlemen:

   We have read the comments made regarding us in the first four paragraphs of Item 4 of Form 8-K of Community Financial Shares, Inc. dated April 4, 2003, and are in agreement with those statements.



   /s/  Crowe Chizek and Company LLC
        Oak Brook, Illinois